Exhibit 10.1

PURCHASE AND SALE CONTRACT

BY AND BETWEEN

WEBSTER GREEN APARTMENTS, LLC,

a Massachusetts limited liability company,

AS SELLER

AND

THE HAMILTON COMPANY, INC.,

a Massachusetts corporation

AS BUYER

PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT (this “Contract”) is entered into as of the ___ day of February, 2018 (the “Effective Date”), by and between WEBSTER GREEN APARTMENTS, a Massachusetts limited liability company, with an office at 369 Lindsay Pond Road, Concord, MA 01742 (“Seller”), and THE HAMILTON COMPANY, INC., a Massachusetts corporation, having a principal address at 39 Brighton Avenue, Boston, MA 02134, or its permitted assignee (“Buyer”).

NOW, THEREFORE, in consideration of mutual covenants set forth herein, Seller and Buyer hereby agree as follows:

RECITALS

A.The Seller owns the real estate located in Middlesex County, Massachusetts, as more particularly described on Exhibit A attached hereto and made a part hereof, and the improvements thereon.

B.Buyer desires to purchase, and Seller desires to sell, such land, improvements and certain associated property, on the terms and conditions set forth below.

C.Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth in Schedule 1 attached hereto and made a part hereof.

ARTICLE I

PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

1.1Purchase and Sale.  Seller agrees to sell and convey the Property to Buyer and Buyer agrees to purchase the Property from Seller, all in accordance with the terms and conditions set forth in this Contract.

1.2Purchase Price and Deposit.  The total purchase price (“Purchase Price”) for the Property shall be an amount equal to Thirty Four Million Five Hundred Thousand Dollars ($34,500,000.00), payable by Buyer, as follows:

1.2.1Buyer has deposited with Commonwealth Land Title Insurance Company, Attn:  Phil Tanner, Title Attorney (“Escrow Agent” or “Title Insurer”) a deposit (the “Offer Deposit”) in the amount of One Hundred Thousand an 00/100 Dollars ($100,000.00).  Within one (1) Business Day following the execution of this Contract by both Seller and Buyer, Buyer shall deposit with the Escrow Agent an additional deposit (the “P&S Deposit”, and together with the Offer Deposit, collectively, the “Deposit”) in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) by wire transfer of immediately available funds (“Good Funds”).

1.2.2The balance of the Purchase Price for the Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 4 pm on the Closing Date.

1.3Escrow Provisions Regarding Deposit.  Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract.  Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

1.3.1If, prior to the Closing Date, either party makes a written demand upon Escrow Agent for payment of the Deposit pursuant to the terms of this Contract, Escrow Agent shall give written notice to the other party of such demand, making reference to the substance of and time frame described in this Section 1.3.1.  If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment.  If Escrow Agent does receive such written objection within such five (5) Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator’s decision.  However, Escrow Agent shall have the right at any time to deliver the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which the Property is located.  Escrow Agent shall give written notice of such deposit to Seller and Buyer.  Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

1.3.2The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence.  Seller and Buyer jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney’s fees, incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

1.3.3The parties shall deliver to Escrow Agent an executed copy of this Contract.  Escrow Agent shall execute the signature page for Escrow Agent attached hereto which shall confirm Escrow Agent’s agreement to comply with the terms of this Contract.

1.3.4Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code.  Further, Escrow Agent agrees to indemnify and hold Buyer, Seller, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent’s failure to file the reports Escrow Agent is required to file pursuant to this section.

ARTICLE II

ACCESS PERIOD

2.1Access Period.  Subject to the terms of Section 2.3 and the rights of Tenants under the Leases, from and after the Effective Date, Buyer and its consultants, agents, contractors and employees (collectively, “Consultants”) shall, at no cost or expense to Seller, have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants and/or licensees as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests (the “Inspections”), provided that (i) Buyer must give Seller prior telephone or written notice (including email) of any such inspection or test, and with respect to any intrusive inspection or test (e.g., core sampling) must obtain Seller’s prior written consent (which consent may be given, withheld or conditioned in Seller’s reasonable discretion), and (ii) prior to performing any inspection or test, Buyer must deliver a certificate of insurance to Seller evidencing that Buyer and its contractors, agents and representatives have in place the insurance described in Section 2.3.1 below for its activities on the Property in terms reasonably satisfactory to Seller covering any accident arising in connection with the presence of Buyer, its contractors, agents and representatives on the Property, which insurance shall name Seller as additional insured thereunder.  Buyer shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests.  Subject to the provisions of Section 12.13 hereof, Buyer or Buyer’s representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Buyer must contact Seller in advance by telephone or fax to inform Seller of Buyer’s intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires.

2.2Review Period.  Buyer shall have until 5:00 p.m. (Boston time) on the date that is fifteen (15) calendar days following the Effective Date within which to determine whether Buyer is satisfied with its Inspections (the “Review Period”). If Buyer determines that the Property is unsuitable for its purposes and so notifies Seller in writing within the Review Period, the Deposit shall be returned to Buyer, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination.

2.3Buyer Indemnification.  Buyer shall indemnify, hold harmless and, if requested by Seller (in Seller’s reasonable discretion), defend Seller, together with Seller’s affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives and agents (collectively, including Seller, “Seller’s Indemnified Parties”), from and against any and all damages, mechanics’ liens, materialmen’s liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising from or related to Buyer’s or its Consultants’ entry onto the Property, and any Inspections or other acts by Buyer or Buyer’s Consultants with respect to the Property through the Closing Date.

2.3.1Buyer hereby agrees to restore, at Buyer’s sole cost and expense, the Property to the same condition existing immediately prior to Buyer’s exercise of its rights pursuant to this Article III.  Buyer shall maintain and cause its third party consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $2,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $2,000,000.00 with respect to property damage, and (b) worker’s compensation insurance for all of their respective employees in accordance with the law of the state in which the Property is located.  Buyer shall deliver proof of the insurance coverage required pursuant to this Section to Seller (in the form of a certificate of insurance) prior to the earlier to occur of (i) Buyer’s or Buyer’s Consultants’ entry onto the Property, or (ii) the expiration of five (5) days after the Effective Date.

2.4Property Materials.  On or before the Effective Date, and to the extent the same exist and are in Seller’s possession or reasonable control (subject to Section 2.4.2) and have not been heretofore provided by Seller to Buyer, Seller agrees to make the documents set forth on Schedule 2.4, as is updated from time-to-time (together with any other documents or information provided by Seller or its agents to Buyer with respect to the Property, the “Materials”) available to the Buyer in electronic form for review and copying.

2.4.1Except as otherwise provided in this Agreement, Seller makes no representation or warranty, express, written, oral, statutory, or implied, as to the Materials.

2.4.2In addition to the items set forth on Schedule 2.4, on or before the Effective Date, Seller shall deliver to Buyer the most recent rent roll for the Property listing each Tenant, the Lease start and end date, monthly rent and security deposit (the “Rent Rolls”).

2.5Property Contracts.  At least ten (10) days prior to the Closing Date, Buyer shall deliver written notice to Seller (the “Property Contracts Notice”) specifying any Property Contracts which Buyer desires to terminate at the Closing, and Seller shall terminate the same  prior to Closing.

ARTICLE III

TITLE

3.1Title Documents.  Buyer may obtain an ALTA title insurance commitment (the “Title Commitment”) for the Real Property from the Title Insurer.  Such Title Commitment and title examination shall be at Buyer’s sole cost and expense.  On or before the Effective Date, Seller shall deliver to Buyer a copy of its most recent existing title insurance policy and plat of survey (if any) of the Real Property (the “Existing Title and Survey”) in Seller’s possession and control.  Buyer may obtain, at Buyer’s sole option, election and expense, an updated survey of the Property (the “Updated Survey”) prepared by the surveyor who provided the Existing Survey or another surveyor selected by Buyer.

3.2Cure of Title Objections.  Buyer shall have until the expiration of the Review Period (the “Title Review Period”) to give Seller a notice objecting to any exception or condition contained in the Title Commitment or shown on the Survey, if any, other than those Permitted Exceptions (as defined in Section 3.3). If Buyer does not give notice of any objections to Seller within the Title Review Period, Buyer shall be deemed to have approved the title as shown in the Title Commitment, the title exceptions, and all matters shown on the Existing Survey or the Updated Survey, if any, and any such exceptions or matters shall become “Permitted Exceptions”. If Buyer provides timely objections, Seller shall have five (5) business days after receipt of Buyer notice (the “Title Cure Period”) in which to elect, by written notice to Buyer, either (i) to cure or attempt to cure Buyer’s objections, or (ii) not to cure Buyer’s objections; provided, however, notwithstanding the foregoing, Seller shall have no obligation whatsoever to cure or attempt to cure any of Buyer’s objections. Notwithstanding the preceding sentence, Seller shall be obligated, at Closing, to cause Title Insurer to remove (by waiver or endorsement) any (a) mortgage or deed of trust granted by Seller affecting the Property and (b) mechanic’s liens with respect to work contracted for by Seller at the Property, provided that Seller has received written notice of any such mechanic’s lien prior to Closing (collectively, the “Required Cure Items”). In the event that Seller fails to provide such written notice of its election to proceed under either clause (i) or (ii) above, Seller shall be deemed to have elected clause (ii) above. At Buyer’s election, but at Seller’s cost and expense, Seller may cause Title Insurer to endorse over any such objection, in which event such objection shall be deemed cured. If Buyer provides timely objections and all of Buyer’s objections are not cured (or agreed to be cured by Seller prior to Closing) within the Title Cure Period for any reason, then, within five (5) business days after the last day of the Title Cure Period Buyer shall, as its sole and exclusive remedy, waiving all other remedies, either: (x) terminate this Agreement by giving a termination notice to Seller, at which time Escrow Agent shall return the Deposit to Buyer and the parties shall have no further rights, liabilities, or obligations under this Agreement (other than those that expressly survive termination); or (y) waive the uncured objections by proceeding to Closing and thereby be deemed to have approved the Buyer’s title as shown in the Title Commitment the title exception documents, the Existing Survey or the Updated Survey, if any, and any such uncured objections shall become “Permitted Exceptions”. If Seller does not timely receive notice of Buyer’s election to terminate under this Section 3.2, Buyer will be deemed to have waived the uncured objections and to approve the title as shown in the Title Commitment the title exception documents, the Survey or the Updated Survey, if any, and such uncured objections shall become “Permitted Exceptions”.

If an update of the Survey or any supplemental title commitment or update issued subsequent to the date of the original Title Commitment discloses any materially adverse matters not set forth on the Survey, the Updated Survey or the original Title Commitment, then, no later than the later of (i) the expiration of the Review Period, or (ii) five (5) business days after Buyer’s receipt of such update of the Updated Survey, Buyer shall have the right to object to any such matter, in which event the same procedures for response, termination and waiver set forth above shall apply to such new objections.

3.3Permitted Exceptions.  Buyer shall purchase and accept title to the Property subject to the following, all of which shall be included within the phrase “Permitted Exceptions”:

3.3.1the standard exceptions and provisions contained in the promulgated title insurance form employed by the Title Insurer;

3.3.2the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Insurer has not agreed to remove from the Title Commitment and that are not Required Cure Items;

3.3.3Such real estate taxes for the then current fiscal year as are not due and payable on the Closing Date;

3.3.4Any liens for municipal betterments or special assessments assessed after the date of this Contract;

3.3.5All Leases;

3.3.6Applicable zoning and governmental regulations and ordinances; and

3.3.7Any defects or title exceptions or encumbrances, arising by, through or under Buyer.

ARTICLE IV

CLOSING

4.1Closing Date.  The Closing shall occur on March 29, 2018 (the “Closing Date”) through an escrow with Escrow Agent, whereby Seller, Buyer and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier, hand delivery or other means.

4.2Seller Closing Deliveries.  On or before the Closing Date, Seller shall deliver to Escrow Agent each of the following items:

4.2.1Quitclaim deed to Buyer (the “Deed”) in substantially the same form as attached as Exhibit B.

4.2.2Bill of Sale in substantially the same form as attached as Exhibit C.

4.2.3General Assignment in substantially the same form as Exhibit D (collectively, the “General Assignment”).

4.2.4Assignments of Leases and Security Deposits in substantially the same form as Exhibit E (the “Lease Assignment”).

4.2.5Seller’s closing statements.

4.2.6Title affidavits or indemnities, including a gap indemnity, in a form reasonably acceptable to Seller, which are sufficient to enable Title Insurer to delete the standard pre-printed exceptions to the title insurance policy to be issued pursuant to the Title Commitment. The title affidavit shall contain a certification from the Seller stating that there has been no change to the footprint of the Building since the date of the Existing survey.

4.2.7Certifications of each Seller’s non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

4.2.8Resolutions, certificates of good standing, votes and such other organizational documents as Buyer and Buyer’s Title Insurer shall reasonably require evidencing each Seller’s authority to consummate this transaction.

4.2.9Updated Rent Rolls effective as of the Closing Date.

4.2.10A certificate updating Seller’s representations and warranties set forth in Section 5.1 as if made on the Closing Date.

4.2.11Notification letters to all Tenants in the form attached hereto as Exhibit F,

4.2.12All keys, security codes and operating manuals in Seller’s possession and, Such other documents as are reasonably necessary to consummate the transactions herein contemplated in accordance with the terms of the Contract.

4.3Buyer Closing Deliveries.  On or before the Closing Date, Buyer shall deliver to the Escrow Agent (for disbursement to Seller upon the Closing) the following items:

4.3.1The full Purchase Price (with credit for the Deposit), plus or minus the adjustments or prorations required by this Contract.

4.3.2Buyer’s closing statements.

4.3.3Countersigned counterparts of the General Assignment.

4.3.4Countersigned counterparts of the Lease Assignment.

4.3.5Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Buyer’s authority to consummate this transaction.

4.3.6Such other documents as are reasonably necessary to consummate the transactions herein contemplated in accordance with the terms of the Contract.

4.4Closing Prorations and Adjustments.  All normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Buyer) and Buyer being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date.  Seller shall prepare a proration schedule (the “Proration Schedule”) of the adjustments described in this Section 4.4 prior to Closing.

4.4.1Operating Expenses.  All of the operating, maintenance, taxes (other than real estate taxes), and other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of the Property, shall be prorated at Closing.  Seller shall pay all such expenses that accrue prior to the Closing Date and Buyer shall pay all such expenses that accrue from and after the Closing Date.

4.4.2Utilities.  The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Seller shall pay all such bills as of the Closing Date. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and Seller shall notify each utility company serving the Property to terminate Seller’s account, effective as of noon on the Closing Date.

4.4.3Real Estate Taxes.  Any real estate taxes for the Property, shall be prorated to the date of Closing, based upon actual days involved.  The proration of real property taxes shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year (assuming payment at the earliest time to allow for the maximum possible discount). Notwithstanding anything to the contrary herein, any post-closing adjustment to actual real estate taxes shall be limited to change in the tax rate or amounts that had been estimated prior to Closing (and not post-closing changes to assessed valuation.)

4.4.4Property Contracts.  Buyer shall assume at Closing the obligations under the Property Contracts assumed by Buyer and amounts will be adjusted as of the Closing Date.

4.4.5Leases.

4.4.5.1All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of the Property shall be prorated as of the Closing Date.  Buyer shall receive all collected rent and income attributable to dates from and after the Closing Date.  Seller shall receive all collected rent and income attributable to dates prior to the Closing Date.  Notwithstanding the foregoing, no prorations shall be made in relation to either (a) rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the “Uncollected Rents”).  In adjusting for Uncollected Rents, no adjustments shall be made in Seller’s favor for rents which have accrued and are unpaid as of the Closing, but Buyer shall pay Seller such accrued Uncollected Rents if, collected by Buyer after the Closing Date.

4.4.5.2At Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage or other refundable deposits paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the “Tenant Security Deposit Balance”), or at Seller’s option, Seller may pay any such interest owed directly to Tenant(s) directly prior to the Closing.  Any cash (or cash equivalents) held by Seller which constitutes the Tenant Security Deposit Balance shall be retained by Seller in exchange for the foregoing credit against the Purchase Price and shall not be transferred by Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be fully assumed by Buyer.  The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.

4.4.6Insurance.  No proration shall be made in relation to insurance premiums and insurance policies that are not to be assigned to Buyer.  Seller shall have the risk of loss of the Property until 11:59 p.m. the day prior to the Closing Date, after which time the risk of loss shall pass to Buyer and Buyer shall be responsible for obtaining its own insurance thereafter.

4.4.7Employees.  Any of Seller’s and Seller’s manager’s on-site employees, who have not been retained by the Buyer, shall have their employment at the Property terminated as of the Closing Date.

4.4.8Closing Costs.  Buyer shall pay (i) the cost of recording the Deed (ii) all premiums or fees required to be paid by Buyer with respect to Buyer’s title policy and the Title Commitment, (iii) all costs in connection with any surveys obtained by Buyer for the Property, and (iv) half of the customary closing costs of the Escrow Agent.  Seller shall pay (a) all deed stamps or transfer taxes imposed on the conveyance and the recording of the Deeds, (b) the cost of recording any instrument required to discharge Required Cure Items or other instruments required to deliver title to the Property in the condition required hereunder, (c) the Broker’s fee to the extent any such fee is payable pursuant to a separate agreement, and (d) half of the customary closing costs of the Escrow Agent.

4.4.9Possession.  Possession of the Property, subject to the Leases, Property Contracts, other than Terminated Contracts, and Permitted Exceptions, shall be delivered to Buyer at the Closing upon release from escrow of all items to be delivered by Buyer.  To the extent reasonably available to Seller, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and Seller’s books and records (other than proprietary information) (collectively, “Seller’s Property-Related Files and Records”) regarding the Property shall be made available to Buyer at the Property after the Closing.

4.5Post-Closing Adjustments.  Buyer or Seller may request that Buyer and Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom), in accordance with the provisions of Section 4.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items after the expiration of nine months after Closing.

4.6Cooperation.  The Seller hereby agrees to cooperate with the Buyer and Buyer’s staff up to the date of Closing and thereafter (without cost or expense to Seller) in connection with the transition of ownership and management of the Property.  The Seller agrees to instruct the Seller’s management company to leave at the Property, or to turn over to the Buyer, all of the books, records and files pertaining  to the Property (other than confidential or excluded items), as they relate to ownership and management of the Property.  The provisions of this paragraph shall survive the Closing for a period of three (3) months.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER AND BUYER

5.1Seller’s Representations.  Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or which is otherwise known by Buyer prior to the Closing, Seller represents and warrants to Buyer the following (collectively, the “Seller’s Representations”) as of the Effective Date and as of the Closing Date:

5.1.1Seller is validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Contract; and has the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company, trustee, or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound, which conflict, breach or default would have a material adverse effect on Seller’s ability to consummate the transaction contemplated by this Contract or on the Property.  This Contract is a valid and binding agreement against Seller in accordance with its terms; and

5.1.2Seller is not a “foreign person,” as that term is used and defined in the Internal Revenue Code, Section 1445, as amended.

5.1.3The list of Property Contracts attached to this Contract and the copies provided to Buyer are true and complete in all material respects.

5.1.4The Materials provided to Buyer are true and complete in all material respects.

5.1.5The Rent Rolls attached hereto are true, accurate and complete and list all Tenants of the Property, and include the following information concerning the Leases affecting the Property as of the date thereon: (a) unit number, (b) name of tenant, (c) rental rate, (d) move in date, (e) expiration date, and (f) amount of security deposit held by Seller.  The copies of the Leases provided to the Buyer are true, accurate and complete.  Seller is not in default (and has not received any written notice from any tenant claiming default by Seller) under any Lease. All rental commissions due to real estate brokers in connection with any lease or occupancy agreement attached hereto have been paid in full. No tenant is entitled to any rebate, concessions, free rent, inducements to rent for management or otherwise.  Seller has complied in all material respects with the M.G.L. c 186, §15B as it relates to the collection of security deposits and last month’s rent.

5.1.6Seller has not received from any governmental authority having the power of eminent domain any written notice of any condemnation of the Property or any part thereof.

5.1.7Seller has received no written notice of any pending or threatened litigation against Seller or the Property.

5.1.8There have been no changes to the footprint of the Building shown on the Survey since the date of the Survey.

5.1.9Seller has not received from any governmental authority written notice of any, violation of any building, fire or health code or any other statute (including but not limited to the Occupational Safety and Health Act or the Americans With Disabilities Act), and to Seller’s knowledge, no such violations exist at the Property, applicable to the Property which will not be cured prior to Closing.

5.2AS-IS.  Except for Seller’s Representations, the Property is expressly purchased and sold “AS IS,” “WHERE IS,” and “WITH ALL FAULTS” and without recourse or liability of any kind whatsoever to Seller.  Buyer represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property.  If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Buyer and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Buyer shall not rely thereon and the reliance by Buyer upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller’s Indemnified Parties.  Buyer acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing.

5.3Representations and Warranties of Buyer.  For the purpose of inducing Seller to enter into this Contract and to consummate the sale and purchase of the Property in accordance herewith, Buyer represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

5.3.1Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

5.3.2Buyer, acting through any of its duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this

Contract, to execute and deliver the documents and instruments required of Buyer herein, and to perform its obligations hereunder; and no consent of any of Buyer’s partners, directors, officers or members are required to so empower or authorize Buyer, which has not been received.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Buyer is a party or by which Buyer is otherwise bound, which conflict, breach or default would have a material adverse effect on Buyer’s ability to consummate the transaction contemplated by this Contract.  This Contract is a valid, binding and enforceable agreement against Buyer in accordance with its terms.

5.3.3Other than Seller’s Representations, Buyer has not relied on any representation or warranty made by Seller or any representative of Seller (including, without limitation, Broker) in connection with this Contract and the acquisition of the Property.

5.3.4Buyer is not a Prohibited Person.

5.3.5To Buyer’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Contract is a Prohibited Person.

5.3.6The funds or other assets Buyer will transfer to Seller under this Contract are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person.

5.3.7The funds or other assets Buyer will transfer to Seller under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

ARTICLE VI

OPERATION OF THE PROPERTY

6.1Leases and Property Contracts.  During the Review Period Seller may enter into new Leases and Property Contracts or modify Leases or any Property Contracts.  Seller shall not enter into or modify any leases or contracts affecting the Property after the end of the Review Period without the Buyer’s prior written consent.

6.2General Operation of Property.  Seller agrees to keep the Property insured, as presently insured.  Except as specifically set forth in this Contract, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in Seller’s reasonable discretion to address any life or safety issue at the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld, denied or delayed.

6.3Liens.  Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 6.1) unless Buyer approves such lien or encumbrance, in writing, which approval shall not be unreasonably withheld, conditioned or delayed.  If Buyer approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING

7.1Buyer’s Conditions to Closing.  Buyer’s obligation to close under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

7.1.1All of the documents required to be delivered by Seller at the Closing pursuant to Section 5.2 hereof shall have been delivered;

7.1.2Each of Seller’s Representations set forth in Section 5.1 shall be true in all material respects as of the Closing Date;

7.1.3Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder; and

7.1.4The Property shall be in substantially the same condition on the Closing Date as it is on the Effective Date, reasonable wear and tear, fire and casualty excepted.

7.1.5Seller shall complete, to Buyer’s reasonable satisfaction, all renovations and improvement work currently in progress on the Property as described in Schedule 7.1.5 in the time-frame listed, or otherwise secure post-Closing performance as therein described.

7.1.6.

If any conditions set forth in Section 7 are not met, Buyer may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (b) if such failure constitutes a default by Seller, exercise any of its remedies pursuant to this Contract.  In addition to the foregoing rights, if any of the conditions set forth in Section 7.1.5 are not met, the reasonable value of the outstanding work to complete the conditions set forth in such conditions shall be withheld from the Purchase Price at Closing (as described on Schedule 7.1.5) and shall be retained by the Escrow Agent until such conditions are met to the reasonable satisfaction of Buyer, or at Buyer’s option, Buyer shall have the right to cause Seller to enter into a reasonable post-Closing agreement in which Seller agrees to complete the conditions set forth in Section 7 to Buyer’s reasonable satisfaction within a reasonable period of time.

7.2Seller’s Conditions to Closing.  Without limiting any of the rights of Seller elsewhere provided for in this Contract, Seller’s obligation to close with respect to conveyance of the Property under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

7.2.1All of the documents and funds required to be delivered by Buyer at the Closing pursuant to Section 4.3 hereof shall have been delivered;

7.2.2Each of the representations, warranties and covenants of Buyer contained herein shall be true in all material respects as of the Closing Date;

7.2.3Buyer shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Buyer hereunder;

If any of the foregoing conditions to Seller’s obligation to close with respect to conveyance of the Property under this Contract are not met, Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) terminate this Contract, and, if such failure constitutes a default by Buyer, exercise any of its remedies under this Contract.

ARTICLE VIII

BROKERAGE

8.1Indemnity.  Seller represents and warrants to Buyer that it has dealt only with NAI Hunneman, CBRE, and True North Capital Partners, LLC (together, “Brokers”) in connection with this Contract.  Seller and Buyer each represents and warrants to the other that, other than the Brokers, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party.

8.2Broker Commission.  If the Closing occurs, Seller agrees to pay the Brokers a commission according to the terms of a separate contract(s) between Seller and Brokers.  Brokers shall not be deemed a party or third party beneficiary of this Contract.  The provisions of this paragraph shall survive the Closing hereunder.

ARTICLE IX

DEFAULTS AND REMEDIES

9.1Buyer Default.  If the Seller’s conditions to close set forth in this Contract are not met as of the Closing Date, and Seller has not waived such conditions, and Seller is otherwise prepared to perform, the Seller shall have the right to receive the Deposit, and neither party shall be obligated to proceed with the purchase and sale of the Property.  The Deposit is liquidated damages and recourse to the Deposit is, except for Buyer’s indemnity and confidentiality obligations hereunder, Seller’s sole and exclusive remedy for Buyer’s failure to perform its obligation to purchase the Property or breach of a representation or warranty.  SELLER AND BUYER ACKNOWLEDGE THAT SELLER’S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES RESULTING FROM A DEFAULT BY BUYER IN ITS OBLIGATION TO PURCHASE THE PROPERTY.  SELLER AND BUYER FURTHER AGREE THAT THIS SECTION 9.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY BUYER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS

CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO BUYER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

9.2Seller Default.  If Buyer’s conditions to close set forth in this Contract are not met as of the Closing Date, and Buyer has not waived such conditions, and Buyer is otherwise prepared to perform hereunder, then at Buyer’s option, either (a) this Contract shall terminate and neither party shall be obligated to proceed with the purchase and sale of the Property and the Deposit shall be returned to Buyer plus Buyer’s actual costs not to exceed $50,000.00, or (b) Buyer may seek specific performance of Seller’s obligation pursuant to this Contract, but only if Buyer files suit therefor within sixty (60) days after the Closing Date.

ARTICLE X

RISK OF LOSS OR CASUALTY

10.1Major Damage.  In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost for demolition, site cleaning, restoration, replacement, or other repairs (collectively, the “Repairs”), is estimated by the Seller to be more than One Million Dollars ($1,000,000.00), then Seller shall have no obligation to make such Repairs, and shall notify Buyer in writing of such damage or destruction (the “Damage Notice”).  Within ten (10) Business Days after Buyer’s receipt of the Damage Notice, Buyer may elect at its option to terminate this Contract by delivering written notice to Seller in which event the Deposit shall be refunded to Buyer.  In the event Buyer fails to terminate this Contract within the foregoing ten (10) Business Days period, this transaction shall be closed in accordance with Section 10.3 below.

10.2Minor Damage.  In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of Repairs is estimated by the Seller to be equal to or less than One Million Dollars ($1,000,000.00), this transaction shall be closed in accordance with Section 10.3, notwithstanding such casualty.  In such event, Seller shall make such Repairs to the extent of any recovery from insurance carried on the Property, if such Repairs can be reasonably effected before the Closing (and unless Buyer notifies Seller that it shall effectuate such Repairs).

10.3Closing.  In the event Buyer fails to terminate this Contract following a casualty as set forth in Section 10.1, or in the event of a casualty as set forth in Section 10.2, then this transaction shall be closed in accordance with the terms of the Contract for the full Purchase Price, notwithstanding any such casualty, in which case Buyer shall, at Closing, execute and deliver an assignment and assumption of Seller’s rights and obligations with respect to the insurance claim related to such casualty, and thereafter Buyer shall receive all insurance proceeds pertaining to such claim, less any amounts which may already have been spent by Seller for Repairs (plus a credit against the Purchase Price at Closing in the amount of any deductible payable by Seller in connection therewith).

10.4Repairs.  To the extent that Seller elects to commence any Repairs prior to Closing, then Seller shall be entitled to receive and apply available insurance proceeds to any portion of such Repairs completed or installed prior to Closing, with Buyer being responsible for completion of such Repairs after Closing.  To the extent that any Repairs have been commenced prior to Closing, then the Property Contracts shall include, and Buyer shall assume at Closing, all construction and other contracts entered into by Seller in connection with such Repairs.

ARTICLE XI

EMINENT DOMAIN

11.1Eminent Domain.  In the event that, at the time of Closing, any material part of the Property, such that the Property can no longer be used for multi-family apartment buildings or access to the Property is cut off, is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Buyer shall have the right, at Buyer’s option, to terminate this Contract by giving written notice within ten (10) days after Buyer’s receipt from Seller of notice of the occurrence of such event, and if Buyer so terminates this Contract, Buyer shall recover the Deposit hereunder.  If Buyer fails to terminate this Contract within such ten (10) day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price and Buyer shall receive the full benefit of any condemnation award.

ARTICLE XII

MISCELLANEOUS

12.1Binding Effect of Contract.  This Contract shall not be binding on either party until executed by both Buyer and Seller.  Neither the Escrow Agent’s nor the Broker’s execution of this Contract shall be a prerequisite to its effectiveness.  This Contract shall be binding upon and inure to the benefit of Seller and Buyer, and their respective successors and permitted assigns.

12.2Exhibits and Schedules.  All Exhibits and Schedules annexed hereto are a part of this Contract for all purposes.

12.3Assignability.  This Contract is not assignable by Buyer to any entity other than New  England Realty Associates Limited Partnership, or its subsidiaries, without first obtaining the prior written approval of Seller.  Notwithstanding the foregoing, Buyer may assign this Contract, without first obtaining the prior written approval of Seller, to one or more entities so long as (A) Buyer is an affiliate of the purchasing entity, and (B) Buyer provides written notice to Seller of any proposed assignment no later than five (5) business days prior to the Closing Date.  As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity, which definition will include New  England Realty Associates Limited Partnership, and its subsidiaries.

12.4Captions.  The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

12.5Number and Gender of Words.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

12.6Notices.  All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally-recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or (d) sent by confirmed facsimile transmission or electronic delivery with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than one (1) Business Day thereafter.  All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.  Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices.  All notices shall be sent to the addressee at its address set forth following its name below:

To Seller:

True North Capital Partners, LLC

369 Lindsay Pond Road

Concord, MA 01742

Telephone: (415) 265-6933

Facsimile: (978) 405-5057

Attention: Jeff Bruce

Email: jeff@truenorthcapitalpartners.com

With a copy to:

Matthew T. Henshon, Esq.

Henshon Klein LLP

120 Water St., 2nd Floor

Boston, MA 02109

617-367-1800

617-367-1877 (fax)

mhenshon@henshon.com

To Buyer:

The Hamilton Company, Inc.

39 Brighton Avenue

Allston, MA 02134

Attention:  Carl A. Valeri
Telephone: (617) 783-0039

Facsimile:  (617) 783-0568

Email:  cvaleri@thehamiltoncompany.com

with copy to:

Saul Ewing Arnstein & Lehr LLP

131 Dartmouth Street

Suite 501

Boston, MA 02116

Attention:  Sally E. Michael, Esq.

Telephone:  (617) 912-0920

Facsimile:    (857)  400-3768

Email:  sally.michael@saul.com

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

Commonwealth Land Title Insurance Company

265 Franklin Street

Boston, MA  02110

Attention:  Philip Tanner

Telephone:  (617) 542-0800

Facsimile:  (617) 542-0638

Email:  phil.tanner@fnf.com

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

12.7Governing Law and Venue.  The laws of The Commonwealth of Massachusetts shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein except for the conflict of laws provisions thereof.  All claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in The Commonwealth of Massachusetts, and the parties hereto expressly consent to the venue and jurisdiction of such court.

12.8Entire Agreement.  This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and contracts, whether written or oral.

12.9Amendments.  This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 1.3, and (b) the signature of the Broker shall not be required as to any amendment of this Contract

12.10Severability.  In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law.  If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.

12.11Multiple Counterparts/Facsimile Signatures.  This Contract may be executed in a number of identical counterparts.  This Contract may be executed by facsimile signatures or electronic delivery of signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

12.12Construction.  No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

12.13Confidentiality.  Buyer shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Buyer may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, or (c) to Buyer’s or Seller’s lenders, attorneys and accountants.  Any information obtained by Buyer in the course of its inspection of the Property, and any Materials provided by Seller to Buyer hereunder, shall be confidential and Buyer shall be prohibited from making such information public to any other person or entity other than its Consultants, without Seller’s prior written authorization, which may be granted or denied in Seller’s sole discretion.  In addition, Buyer shall use its reasonable efforts to prevent its Consultants from divulging any such confidential information to any unrelated third parties except as reasonably necessary to third parties engaged by Buyer for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract.  Unless and until the Closing occurs, Buyer shall not market the Property (or any portion thereof) to any prospective Buyer or lessee without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion.

12.14Time of the Essence.  It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and any aspect thereof.

12.15Waiver.  No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

12.16Time Zone/Time Periods.  Any reference in this Contract to a specific time shall refer to the time in the time zone where the Property is located.  (For example, a reference to 3:00 p.m. refers to 3:00 p.m. EST if the Property is located in Boston, Massachusetts.)  Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

12.17No Personal Liability of Officers, Trustees or Directors of Seller’s Partners.  Buyer agrees that none of Seller’s Indemnified Parties shall have any personal liability under this

Contract or any document executed in connection with the transactions contemplated by this Contract.

12.18No Recording.  Buyer shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller’s prior written consent, which consent may be withheld at Seller’s sole discretion.  If Buyer records this Contract or any other memorandum or evidence thereof, Buyer shall be in default of its obligations under this Contract.  Buyer hereby appoints Seller as Buyer’s attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records.  This appointment shall be coupled with an interest and irrevocable.

12.19Relationship of Parties.  Buyer and Seller acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a Buyer of property.  Neither Buyer nor Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

12.20Survival.  Except for the representations and warranties contained in this Contract and any other provision in this Contract, that by their express terms survive the termination or Closing (the “Survival Provisions”), none of the terms and provisions of this Contract shall survive the termination of this Contract, and if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions, which shall survive the Closing) shall be merged into the Closing documents and shall not survive Closing.  The Survival Provisions shall survive for six (6) months after the Closing Date (the “Survival Period”).  Buyer shall have the right to bring an action against Seller pursuant to this Section only on the following conditions: (i) Buyer first learns of a claim after Closing and files such action against Seller within the Survival Period, and (ii) Buyer shall not have the right to bring a cause of action under this Section unless the damage to Buyer on account of such claim (individually or when combined with damages from other claims) equals or exceeds Twenty-Five Thousand Dollars ($25,000.00), but thereafter Buyer may assert any of such claim in its full amount, beginning with the first dollar of any such claim.  Furthermore, Buyer agrees that the maximum liability of Seller under the indemnity set forth in this Section is limited to One Million Dollars ($1,000,000.00).

[Remainder of Page Intentionally Left Blank]

NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

SELLER:

WEBSTER GREEN APARTMENTS, LLC,
a Massachusetts limited liability company

By:	True North Capital Partners, LLC,
a Massachusetts limited liability company,
its Manager

By:
Name:
Title:

BUYER:

THE HAMILTON COMPANY, INC.

By:
Name:
Title:

[Signature Page to Purchase and Sale Contract]

ESCROW AGENT SIGNATURE PAGE

The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 1.3 of the Contract.

ESCROW AGENT:
COMMONWEALTH LAND TITLE INS. CO.

By:
Name:
Title:

[Signature Page to Purchase and Sale Contract]

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Legal Description
Exhibit B	Form of Quitclaim Deed
Exhibit C	Form of Bill of Sale
Exhibit D	Form of General Assignment
Exhibit E	Form of Lease Assignment
Exhibit F	Form of Tenant Notice Letters

SCHEDULES

Schedule 1	Defined Terms
Schedule 2.5 Schedule 7.1.5	List of Materials Open Items

List of Schedules and Exhibits

EXHIBIT A

Legal Description

Real property in the City of Needham, County of Norfolk, State of Massachusetts, described as follows:

A certain parcel of land situated on Highland Avenue, Needham, Norfolk County, Massachusetts, together with any improvements situated thereon, as specifically shown as Lot 2 on a plan entitled "Plan of Land in Needham", prepared by Robert A. MacEwen, Registered Land Surveyor, dated January 10, 1984, which plan is recorded with the Norfolk County Registry of Deeds as Plan #472 of 1984 in Plan Book 310 and is bounded and described according to said plan as follows:

Beginning at a point on the Northwesterly side of Highland Avenue, being the Southeasterly corner of the hereinafter described parcel:

Thence running N 52°-38'-21" W 159.45 feet by land now or formerly of James C. Harkins and Charles J. and Ellen Wainwright;

Thence S 31°-54’-04" W 97.33 feet by land now or formerly of Charles J. and Ellen Wainwright;

Thence N 58°-54’-31" W 40.00 feet by Cottage Avenue;

Thence S 31°-05’-29" W 15.00 feet by Cottage Avenue;

Thence N 58°-54’-32" W 25.54 feet;

Thence along a radius of 3232.92 a length of 575.57 feet by land now or formerly of MBTA;

Thence S 65°-50'-24" E 145.02 feet by Lot 1;

Thence N 56°-53'-36" E 101.57 feet by Lot 1;

Thence S 51°-17'-24" E 180.18 feet by Lot 1;

Thence S 06°-17'-24" E 56.57 feet by Lot 1,

Thence S 38°-42'-36" W 470.12 feet along Highland Avenue to a point of nontangency;

Thence along Highland Avenue by a curve having a radius of 1005.00 feet and a length of 43.89 feet, said curve having a chord bearing of S 37°-06'-22" W to the point of beginning.

Together with the benefit of a perpetual access, drainage and underground utility easement as specifically shown on said Plan, and as set forth in Easement Deed from the Town of Needham, dated March 27, 1984, recorded in Book 6387, Page 187, and as shown on the Survey, as appurtenant to Parcel 2 on said plan, and being bounded and described according to said plan as follows:

Exhibit A

Easement A: Easterly by land of Town of Needham 33.00 feet;

Southerly by a broken line having two measurements of 10± feet and 104± feet, respectively;

Southwesterly by land to be conveyed to McNeil & Associates, Inc. 29± feet;

Westerly by land to be conveyed to McNeil & Associates, Inc. 13± feet;

Northerly by a broken line having 2 measurements of 33± feet and 108± feet respectively.

Easement B: Easterly by Webster Street 30.70 feet;

Southerly by a line 246.30 feet;

Westerly by a line 33.00 feet;

Northerly by land now or formerly of Richard L. and Sandra J. Bedigan and Town of Needham, 253.52 feet.

Also, together with the right to use the 10 foot drainage easement as shown on Lot 1 of said Plan, and as shown on Plan entitled "Town of Needham, Mass., Dept. of Public Works - Plan of Land To Be Acquired Under Article 60 and 61 of the 1957 Town Meeting", dated March 29, 1957, recorded as Plan No. 565 of 1957 in Book 3560, Page 66, and as shown on the Survey, and as set forth in Deed from McNeil & Associates, Inc. dated August 13, 1984 recorded in Book 6473, Page 394.

Exhibit A

EXHIBIT B

FORM OF QUITCLAIM DEED

QUITCLAIM DEED

WEBSTER GREEN APARTMENTS, LLC, a Massachusetts limited liability company (“Grantor”), having an address at 369 Lindsay Pond Road, Concord, MA 01742, for consideration paid and in full consideration of Thirty Four Million Five Hundred Thousand and 00/100 Dollars ($34,500,000.00), grants to [___________________________], a [___________] (“Grantee”) having an address at _______________________________, with QUITCLAIM COVENANTS, the land and buildings thereon commonly known as Webster Green, located in Needham, Norfolk County, Massachusetts, and as more particularly described in Exhibit A attached hereto and made a part hereof.

This Deed and the conveyance evidenced hereby is made subject to the express condition (the “Conversion Condition”) that on or before January 13, 2022 (the “Restriction Period”), the Property shall not be subdivided, converted or otherwise modified or used so as to become a condominium development or other form of common interest development (a “Conversion Act”).

In addition to any rights or remedies Grantor may have at law or in equity, if, contrary to the requirements of the Conversion Condition set forth above, the Property shall be subject to a Conversion Act within the Restriction Period, Grantee, on behalf of itself, its successors and its assigns, agrees to indemnify, defend and hold Grantor, Grantor's affiliates, and each of their respective members, partners, officers, directors, trustees, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents (collectively, the “Indemnified Parties”), harmless from and against any and all demands, claims, causes of action, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever and of any kind or nature (including, without limitation, court costs and reasonable attorneys' fees and disbursements arising out of any of the above), whether in tort, contract or otherwise, and whether arising under statutes in effect in the Commonwealth of Massachusetts or otherwise, arising out of or directly relating to claims made or brought by or on behalf of any party or parties who acquire or contract to acquire any ownership interest in the Property following the filing or recording of any document providing for the conversion of the Property to a form of condominium ownership under any state or local law (including, without limitation, condominium and homeowner associations), and their successors and assigns, in connection with or related to, the physical condition of the Property prior to, at and subsequent to the date of this Deed, including, without limitation, with respect to deficiencies (including, without limitation, any latent or patent defect) in the design, specification, surveying, planning, development, supervision or construction of an improvement to the Property, or any injury arising out of any such deficiency, all structural and seismic elements of the Property, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the existence of asbestos, mold, mildew or fungi and the environmental condition of the Property.

The foregoing indemnifications, covenants, conditions and restrictions shall run with title to the Property herein described, and shall inure to the benefit of, and shall be binding upon,

Exhibit B

Grantor and Grantee and their respective heirs, successors and assigns. Grantee hereby covenants and agrees not to sell, transfer or otherwise dispose of the Property, or any portion thereof (other than for individual tenant use as contemplated hereunder) within the Restriction Period, without obtaining from the Grantee's successor or transferee and delivering same to Grantor a written agreement for the benefit of the Indemnified Parties acknowledging the Conversion Condition and assuming all of Grantee’s covenants, duties and obligations hereunder (provided that no such assumption shall relieve Grantee of its obligations hereunder to Grantor). In the event of any sale, transfer or other disposition of the Property by Grantee within the Restriction Period, Grantee shall endeavor to provide Grantor with written notice thereof at least five (5) business days prior to the effective date thereof. Such notice shall be sent by nationally recognized overnight delivery service to:

___________________

___________________

___________________

If any term or provision of this Deed or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Deed or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Deed shall be valid and enforced to the fullest extent permitted by law.

Grantor is not classified for the current taxable year as a corporation for federal income tax purposes.

Without modifying the foregoing, for reference to Grantor's title see Book _____, Page ___ of the Recorder of Norfolk County, Massachusetts.

[Remainder of page intentionally left blank]

Exhibit B

WITNESS the execution hereof under seal this ___ day of ___________, 2018.

GRANTOR:

WEBSTER GREEN APARTMENTS, LLC,
a Massachusetts limited liability company

By:	True North Capital Partners, LLC,
a Massachusetts limited liability company,
its Manager

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

_____________________, ss

On this ______ day of ________, 2018, before me, the undersigned notary public, personally appeared [_______________], the __________ of True North Capital Partners, LLC, a Massachusetts limited liability company, the manager of Webster Green Apartments, LLC, a Massachusetts limited liability company personally known to me or properly identified to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

official signature and seal of notary
My commission expires __________

Exhibit B

EXHIBIT A

Legal Description

Real property in the City of Needham, County of Norfolk, State of Massachusetts, described as follows:

A certain parcel of land situated on Highland Avenue, Needham, Norfolk County, Massachusetts, together with any improvements situated thereon, as specifically shown as Lot 2 on a plan entitled "Plan of Land in Needham", prepared by Robert A. MacEwen, Registered Land Surveyor, dated January 10, 1984, which plan is recorded with the Norfolk County Registry of Deeds as Plan #472 of 1984 in Plan Book 310 and is bounded and described according to said plan as follows:

Beginning at a point on the Northwesterly side of Highland Avenue, being the Southeasterly corner of the hereinafter described parcel:

Thence running N 52°-38'-21" W 159.45 feet by land now or formerly of James C. Harkins and Charles J. and Ellen Wainwright;

Thence S 31°-54’-04" W 97.33 feet by land now or formerly of Charles J. and Ellen Wainwright;

Thence N 58°-54’-31" W 40.00 feet by Cottage Avenue;

Thence S 31°-05’-29" W 15.00 feet by Cottage Avenue;

Thence N 58°-54’-32" W 25.54 feet;

Thence along a radius of 3232.92 a length of 575.57 feet by land now or formerly of MBTA;

Thence S 65°-50'-24" E 145.02 feet by Lot 1;

Thence N 56°-53'-36" E 101.57 feet by Lot 1;

Thence S 51°-17'-24" E 180.18 feet by Lot 1;

Thence S 06°-17'-24" E 56.57 feet by Lot 1,

Thence S 38°-42'-36" W 470.12 feet along Highland Avenue to a point of nontangency;

Thence along Highland Avenue by a curve having a radius of 1005.00 feet and a length of 43.89 feet, said curve having a chord bearing of S 37°-06'-22" W to the point of beginning.

Together with the benefit of a perpetual access, drainage and underground utility easement as specifically shown on said Plan, and as set forth in Easement Deed from the Town of Needham, dated March 27, 1984, recorded in Book 6387, Page 187, and as shown on the Survey, as appurtenant to Parcel 2 on said plan, and being bounded and described according to said plan as follows:

Exhibit B

Easement A: Easterly by land of Town of Needham 33.00 feet;

Southerly by a broken line having two measurements of 10± feet and 104± feet, respectively;

Southwesterly by land to be conveyed to McNeil & Associates, Inc. 29± feet;

Westerly by land to be conveyed to McNeil & Associates, Inc. 13± feet;

Northerly by a broken line having 2 measurements of 33± feet and 108± feet respectively.

Easement B: Easterly by Webster Street 30.70 feet;

Southerly by a line 246.30 feet;

Westerly by a line 33.00 feet;

Northerly by land now or formerly of Richard L. and Sandra J. Bedigan and Town of Needham, 253.52 feet.

Also, together with the right to use the 10 foot drainage easement as shown on Lot 1 of said Plan, and as shown on Plan entitled "Town of Needham, Mass., Dept. of Public Works - Plan of Land To Be Acquired Under Article 60 and 61 of the 1957 Town Meeting", dated March 29, 1957, recorded as Plan No. 565 of 1957 in Book 3560, Page 66, and as shown on the Survey, and as set forth in Deed from McNeil & Associates, Inc. dated August 13, 1984 recorded in Book 6473, Page 394.

Exhibit B

EXHIBIT C

FORM OF BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made this ____ day of _______________, 2018 by WEBSTER GREEN APARTMENTS, LLC, a Massachusetts limited liability company (“Seller”), in favor of ______________________, a __________________ (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Contract dated as of _______________, 2018 (the “Contract”) with respect to the sale of certain Property identified therein.  (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Contract.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of the Fixtures and Tangible Personal Property, without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Contract.

WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER TRANSFERS SUCH MATTERS “AS IS,” “WHERE IS” AND WITH ALL FAULTS AND EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

This Bill of Sale shall be binding upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of The Commonwealth of Massachusetts.

[Remainder of page intentionally left blank.]

Exhibit C

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day and year first written above.

Seller:

WEBSTER GREEN APARTMENTS, LLC,
a Massachusetts limited liability company

By:	True North Capital Partners, LLC,
a Massachusetts limited liability company,
its Manager

By:
Name:
Title:

Exhibit C

EXHIBIT D

GENERAL ASSIGNMENT AND ASSUMPTION

This General Assignment and Assumption (this “Assignment”) is executed by WEBSTER GREEN APARTMENTS, LLC, a Massachusetts limited liability company (“Seller”), in favor of [BUYER], a [Buyer’s State] [entity type] (“Buyer”) as of ________, 2018 (the “Effective Date”).

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Contract dated as of ______________________, 2018 (the “Contract”) with respect to the sale of certain Property identified therein.  (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Contract.)

WHEREAS, pursuant to the Contract, Seller has agreed to assign, without recourse or warranty, to Buyer all of Seller’s right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.Assignment.  As of the Effective Date, Seller hereby assigns, sells and transfers, without recourse or warranty, to Buyer all of Seller’s right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts, which assigned Property Contracts are listed on Exhibit A attached hereto.

2.Assumption.  As of the Effective Date, Buyer expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts; provided, however, that to the extent that any Property Contract constitutes a Terminated Contract, Buyer assumes such Property Contract only (a) through the effective date of the termination of such Property Contract pursuant to its express terms, and (b) Seller is responsible for such liabilities prior to the Closing Date.

3.Counterparts.  This Assignment may be executed in a number of identical counterparts.  Signatures may be delivered by facsimile or electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

4.Attorneys’ Fees.  If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the substantially prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs (including the cost of appeals), in addition to any other relief awarded by the court.

5.Applicable Law.  This Assignment shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

Exhibit D

6.Binding Effect.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

[Remainder of page intentionally left blank.]

Exhibit D

IN WITNESS WHEREOF, the undersigned has executed this General Assignment and Assumption as of the day and year first written above.

Seller:

WEBSTER GREEN APARTMENTS, LLC,
a Massachusetts limited liability company

By:	True North Capital Partners, LLC,
a Massachusetts limited liability company,
its Manager

By:
Name:
Title:

[Buyer’s Signature Page Follows]

Exhibit D

Buyer:

[BUYER]
a [Buyer’s State] [type entity]

By:
Name:
Title:

Exhibit D

EXHIBIT A

Assigned Property Contacts:

Exhibit D

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

This Assignment and Assumption of Leases and Security Deposits (this “Assignment”) is executed by WEBSTER GREEN APARTMENTS, LLC, a Massachusetts limited liability company (“Seller”), in favor of [BUYER], a [Buyer’s State] [entity type] (“Buyer”) as of ___________, 2018 (the “Effective Date”).

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Contract dated as of _________________, 2018 (the “Contract”) with respect to the sale of certain Property more particularly described on Exhibit A attached hereto.  (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Contract.)

WHEREAS, Seller , as landlord, has entered into certain leases for the use of the Property by tenants (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the “Leases”).

WHEREAS, the Contract requires Seller and Buyer to execute this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.Assignment and Assumption.  As of the Effective Date, Seller hereby irrevocably assigns, sets over, transfers and conveys to Buyer all of Seller’s right, title and interest in and to (a) the Leases and (b) the Tenant Security Deposit Balance, which Leases and Tenant Security Deposit Balances are described on the rent roll attached hereto as Exhibit B.  Buyer hereby accepts this Assignment and the rights granted herein, and Buyer hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases and the Tenant Security Deposit Balance and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the date hereof with respect to the Leases and the Tenant Security Deposit Balance and agrees to (i) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from and after the date hereof, and (ii) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the date hereof.

2.Indemnification.  Buyer shall indemnify, protect, defend and hold harmless Seller from and against any and all claims incurred by Seller with respect to the Leases arising after the Closing Date, and the Seller shall indemnify, protect, defend and hold Buyer Harmless from and against any and all claims incurred by Buyer with respect to the Leases arising prior to the Closing Date.

3.General Provisions.

a.Successors.  This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

Exhibit E

b.Counterparts.  This Assignment may be executed in a number of identical counterparts.  Signatures may be delivered by facsimile or electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

c.Governing Law.  This Assignment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without reference to the conflict of law provisions thereof.

d.Attorney’s Fees.  If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the substantially prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs (including the cost of appeals), in addition to any other relief awarded by the court.

[Remainder of page intentionally left blank.]

Exhibit E

IN WITNESS WHEREOF, the undersigned has executed this Assignment and Assumption of Leases and Security Deposits as of the day and year first written above.

Seller:

WEBSTER GREEN APARTMENTS, LLC,
a Massachusetts limited liability company

By:	True North Capital Partners, LLC,
a Massachusetts limited liability company,
its Manager

By:
Name:
Title:

[Buyer’s Signature Page Follows]

Exhibit E

Buyer:

[BUYER]
a [Buyer’s State] [type entity]

By:
Name:
Title:

Exhibit E

EXHIBIT A

TO ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

Legal Description

Real property in the City of Needham, County of Norfolk, State of Massachusetts, described as follows:

A certain parcel of land situated on Highland Avenue, Needham, Norfolk County, Massachusetts, together with any improvements situated thereon, as specifically shown as Lot 2 on a plan entitled "Plan of Land in Needham", prepared by Robert A. MacEwen, Registered Land Surveyor, dated January 10, 1984, which plan is recorded with the Norfolk County Registry of Deeds as Plan #472 of 1984 in Plan Book 310 and is bounded and described according to said plan as follows:

Beginning at a point on the Northwesterly side of Highland Avenue, being the Southeasterly corner of the hereinafter described parcel:

Thence running N 52°-38'-21" W 159.45 feet by land now or formerly of James C. Harkins and Charles J. and Ellen Wainwright;

Thence S 31°-54’-04" W 97.33 feet by land now or formerly of Charles J. and Ellen Wainwright;

Thence N 58°-54’-31" W 40.00 feet by Cottage Avenue;

Thence S 31°-05’-29" W 15.00 feet by Cottage Avenue;

Thence N 58°-54’-32" W 25.54 feet;

Thence along a radius of 3232.92 a length of 575.57 feet by land now or formerly of MBTA;

Thence S 65°-50'-24" E 145.02 feet by Lot 1;

Thence N 56°-53'-36" E 101.57 feet by Lot 1;

Thence S 51°-17'-24" E 180.18 feet by Lot 1;

Thence S 06°-17'-24" E 56.57 feet by Lot 1,

Thence S 38°-42'-36" W 470.12 feet along Highland Avenue to a point of nontangency;

Thence along Highland Avenue by a curve having a radius of 1005.00 feet and a length of 43.89 feet, said curve having a chord bearing of S 37°-06'-22" W to the point of beginning.

Together with the benefit of a perpetual access, drainage and underground utility easement as specifically shown on said Plan, and as set forth in Easement Deed from the Town of Needham, dated March 27, 1984, recorded in Book 6387, Page 187, and as shown on the Survey, as

Exhibit E

appurtenant to Parcel 2 on said plan, and being bounded and described according to said plan as follows:

Easement A: Easterly by land of Town of Needham 33.00 feet;

Southerly by a broken line having two measurements of 10± feet and 104± feet, respectively;

Southwesterly by land to be conveyed to McNeil & Associates, Inc. 29± feet;

Westerly by land to be conveyed to McNeil & Associates, Inc. 13± feet;

Northerly by a broken line having 2 measurements of 33± feet and 108± feet respectively.

Easement B: Easterly by Webster Street 30.70 feet;

Southerly by a line 246.30 feet;

Westerly by a line 33.00 feet;

Northerly by land now or formerly of Richard L. and Sandra J. Bedigan and Town of Needham, 253.52 feet.

Also, together with the right to use the 10 foot drainage easement as shown on Lot 1 of said Plan, and as shown on Plan entitled "Town of Needham, Mass., Dept. of Public Works - Plan of Land To Be Acquired Under Article 60 and 61 of the 1957 Town Meeting", dated March 29, 1957, recorded as Plan No. 565 of 1957 in Book 3560, Page 66, and as shown on the Survey, and as set forth in Deed from McNeil & Associates, Inc. dated August 13, 1984 recorded in Book 6473, Page 394

Exhibit E

EXHIBIT B

TO ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

Rent Roll

Exhibit E

EXHIBIT F

TENANT NOTIFICATION

 (Date)

To Tenants of Webster Green Apartments (the “Property”):

Ladies and Gentlemen:

This is to advise you that, effective this date, the Property has been sold to ___________________________ (“Buyer”).  Buyer’s contact information is as follows:

[Name of New Owner]

 [Business Address]

 [Business Phone]

Effective immediately, please make all rent checks payable to _________________ and make all rental payments to _______________.

You are hereby advised that the security deposit and last month’s rent, if any, made by you, and all interest accrued thereon, have been transferred and/or credited to Buyer, who is now holding said security deposit and last month’s rent and Buyer is solely responsible for returning any security deposit to which you are entitled at the termination of your lease.

Additionally, effective immediately, the new manager of the Property is __________________________.

Please contact _________________ at _____________ if you have any questions regarding this transfer.

Very truly yours,

WEBSTER GREEN APARTMENTS, LLC,
a Massachusetts limited liability company

By:	True North Capital Partners, LLC,
a Massachusetts limited liability company,
its Manager

By:
Name:
Title:

Exhibit F

SCHEDULE 1

DEFINED TERMS

1.1.“Broker” shall have the meaning set forth in Section 8.1.

1.2.“Business Day” means any day other than a Saturday or Sunday or Federal holiday or legal holiday in The Commonwealth of Massachusetts.

1.3.“Buyer” shall have the meaning set forth in the Preamble.

1.4.“Closing” means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.

1.5.“Closing Date” means the date on which date the Closing of the conveyance of the Property is required to be held pursuant to Section 4.1.

1.6.“Code” shall have the meaning set forth in Section 1.3.4.

1.7.“Consultants” shall have the meaning set forth in Section 2.1.

1.8.“Contract” shall have the meaning set forth in the Preamble.

1.9.“Damage Notice” shall have the meaning set forth in Section 10.1.

1.10.“Deed” shall have the meaning set forth in Section 4.2.1.

1.11.“Deposit” shall have the meaning set forth in Section 1.2.1.

1.12.“Effective Date” shall have the meaning set forth in the Preamble.

1.13.“Escrow Agent” shall have the meaning set forth in Section 1.2.1.

1.14.  “Fixtures and Tangible Personal Property” means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of the Property, but only to the extent transferable.  The term “Fixtures and Tangible Personal Property” does not include (a) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to the Property, or (c) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property, or (d) the property and equipment, if any.

1.15.“General Assignments” shall have the meaning set forth in Section 4.2.3.

Schedule 1

1.16.“Good Funds” shall have the meaning set forth in Section 1.2.1.

1.17.“Hazardous Material(s)” means any chemical, substance, material, controlled substance, object, condition, waste, living organisms or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum hydrocarbons and petroleum products, lead, asbestos, asbestos containing materials, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects.  Notwithstanding the foregoing definitions, “Hazardous Materials” shall not include customary cleaning chemicals or solvents normally used in connection with the operation of the Property and held in reasonable quantities in accordance with reasonable management practices.

1.18.“Improvements” means all buildings and improvements located on the Land taken “as is.”

1.19.“Inspections” shall have the meaning set forth in Section 2.1.

1.20.“Land” means all of those certain tracts of land located in The Commonwealth of Massachusetts described on Exhibit A.

1.21.“Lease(s)” means the interest of Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Closing Date for the Property.

1.22.“Leases Assignments” shall have the meaning set forth in Section 4.2.4.

1.23.“Losses” shall have the meaning set forth in Section 2.3.

1.24.“Materials” shall have the meaning set forth in Section 2.4.

1.25.“Miscellaneous Property Assets” means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (a) receivables, (b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house “banks,” or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) Seller’s proprietary books and records, or (j) any right, title or interest in or to any of Seller’s tradenames or trademarks.  The term “Miscellaneous Property Assets” also shall include all of Seller’s rights, if any, in and to the name individual names of the apartment buildings that make up the Property as they relate solely to use in connection with the Property.

Schedule 1

1.26.“Permits” means all licenses and permits granted by any governmental authority having jurisdiction over the Property owned by Seller and required in order to own and operate the Property.

1.27.“Permitted Exceptions” shall have the meaning set forth in Section 3.3.

1.28.“Prohibited Person” means any of the following:  (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

1.29.“Property” means (a) the Land and Improvements and all rights of Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements, (b) the Property Contracts, Leases, Permits (other than Excluded Permits), and the right, if any, of Seller in and to the Fixtures and Tangible Personal Property, and (c) the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.30.“Property Contracts” means all contracts, agreements, equipment leases, purchase orders, maintenance, service and similar contracts, excluding Leases (the “Property Contracts List”), regardless of whether entered into by Seller, its Property Manager or an affiliate of either, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, whether or not assignable by their terms, but not including any property management contract for the Property.

1.31.“Property Contracts List” shall have the meaning set forth in Section 1.34 of this Schedule.

1.32.  “Property Manager” means the current property manager of the Property.

1.33.“Proration Schedule” shall have the meaning set forth in Section 4.4.

1.34.“Purchase Price” means the consideration to be paid by Buyer to Seller for the purchase of the Property pursuant to Section 1.2.

1.35. “Registry” shall have the meaning set forth in the Preamble.

1.36.“Rent Rolls” shall have the meaning set forth in Section 2.4.2.

1.37.“Repairs” shall have the meaning set forth in Section 10.1.

Schedule 1

1.38.  “Seller” shall have the meaning set forth in the Preamble.

1.39.“Seller’s Indemnified Parties” shall have the meaning set forth in Section 2.3.

1.40.“Seller’s Property-Related Files and Records” shall have the meaning set forth in Section 4.4.9.

1.41.“Seller’s Representations” shall have the meaning set forth in Section 5.1.

1.42.“Survival Provisions” shall have the meaning set forth in Section 12.20.

1.43.“Tenant” means any person or entity entitled to occupy any portion of the Property under a Lease.

1.44.“Tenant Deposits” means all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to Seller pursuant to the Leases.  Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.

1.45.“Tenant Security Deposit Balance” shall have the meaning set forth in Section 4.4.5.2.

1.46. “Third-Party Reports” means any reports, studies or other information prepared or compiled for Buyer by any Consultant or other third-party in connection with Buyer’s investigation of the Property.

1.47.“Title Commitment” shall have the meaning set forth in Section 3.1.

1.48.“Title Insurer” shall have the meaning set forth in Section 1.2.1.

1.49.“Uncollected Rents” shall have the meaning set forth in Section 4.4.5.1.

Schedule 1

SCHEDULE 2.4

LIST OF MATERIALS

IN ALL INSTANCES, THE FOLLOWING MATERIALS WILL BE DELIVERED ONLY TO THE EXTENT THE SAME EXIST AND ARE IN SELLER’S POSSESSION OR REASONABLE CONTROL.

(a)Seller’s form of residential lease agreement used at the Property.

(b)All Property Contracts and any equipment leases, and/or laundry leases, if any, together with all vendor correspondence relating to the foregoing.

(c)Any property locator or similar agreements (other than agreements with the Property Manager), if any, pertaining to the marketing and advertisement of the Property for leasing (and payment of commissions in connection therewith), but only to the extent the same will remain in effect after the Closing.

(d)All engineering studies, environmental reports, termite inspections or warranties, to the extent available and in Seller’s possession, which relate to the Property and were prepared for Seller by third parties.

(e)To the extent in Seller’s possession, ad valorem and personal property tax statements for the current year, and the status of any pending appeal.

(f)Current operating statements for the Property, and to the extent available and in Seller’s possession, for the three years prior to the year in which the Effective Date occurs.

(g)Copies of any certificates of occupancy and/or other Permits, to the extent available and in Seller’s possession.

(h)Copies of most recent title policy, surveys, plans or specifications for the Property to the extent available and in Seller’s possession.

(i)All Leases and Tenant files, including most recent tenant billing and a list of tenant delinquencies, and list of security deposits.

Schedule 1.34

SCHEDULE 7.1.5

OPEN ITEMS

Items	Expected Completion Date	Security Amount if not completed by Closing
A. 9 units under renovation	February	125% of cost per unit for each unit pending
B. New Unit Conversions – 3 total	C of Os expected Around Closing Date	125% of total cost of conversion
C. Parking lot/drainage	To be completed in Spring	125% of total cost parking lot repairs
D. Elevator Rehab: North bldg. parts ordered/paid for	February	$25,000 for inspection cert. (parts already paid for)
E. Lobbies / New furniture/Décor ordered	February	$5,000 (furniture already paid for)

Schedule 1.34